Exhibit 2.40

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE,

DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE

OF AMENDMENT OF “METATRON, INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY

OF JANUARY, A.D. 2018, AT 4:15 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

3318552 8100	Authentication: 202062958
SR# 20180601869	Date: 01-30-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

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State of Delaware
Secretary of State
Division of Corporations
Delivered 04:15 PM 01/30/2018
FILED 04:15 PM 01/30/2018
SR 20180601869 - File Number 3318552

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

METATRON, INC.

Metatron, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation's Certificate of Incorporation, as amended (the “Certificate of Incorporation”).

Article FOURTH of the Certificate of Incorporation is hereby amended by deleting it in its entirety and substituting therefor:

“FOURTH. The Corporation shall be authorized to issue a total of 8,001,000,000 shares, consisting·of.(a) 8,000,000,000 shares of Common Stock, par value $0.00001 ,per share (“Common Stock”), and, (b) 1,000,000 shares of “blank check” preferred stock, par value $0.00001 per share (the "Preferred Stock"). The board of directors of the Corporation is authorized, subject to any limitation prescribed by law, to provide for the issuance of shares of Preferred Stock in series. and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any: qualification, limitation, or restrictions thereof.

All other provisions of the Certificate of Incorporation remain unchanged.

This Amendment to the Certificate of Incorporation was approved by written consent of the Board of Directors and the stockholders of the Corporation effective June 22nd, 2017, pursuant to the requirements of Sections 228 and 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be duly executed by its authorized officer as of the 30th day of January, 2018.

METATRON, INC.

By: /s/ Ralph J. Riehl
Name: Ralph Riehl
Title: President and Chief Executive Officer

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